Exhibit 10.1

FIRST AMENDMENT TO

ERIE INDEMNITY COMPANY
INCENTIVE COMPENSATION DEFERRAL PLAN

Effective January 1, 2017

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Indemnity Company Incentive Compensation Deferral Plan (the “Plan”);

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company desires to amend the Plan to eliminate the requirement to cancel a Plan participant’s deferral elections with respect to annual incentive plan awards and/or long term incentive plan awards upon the participant making a hardship withdrawal under the tax-qualified Erie Insurance Group Employee Savings Plan.

NOW, THEREFORE, the Company hereby amends in its entirety, Section 4.1(d) of the Plan as follows, effective as of January 1, 2019:

d)
If a Participant makes a withdrawal due to an unforeseeable emergency under the terms of the Deferred Compensation Plan of Erie Indemnity Company (or any successor plan) all deferral elections made by the Participant under this Section 4.1 with respect to an AIP and/or LTIP award shall be cancelled. Such Participant shall not be permitted to make any further deferral under the Plan until the Participant satisfies the procedures set forth in paragraph (b) above.

IN WITNESS WHEREOF, the Company has caused this Plan Amendment to be executed this 1st day of July, 2019.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Amy L. Chapman	By: /s/ Gregory J. Gutting

Title: EVP & Chief Financial Officer

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